AXIS CAPITAL HOLDINGS LIMITED

INVESTOR FINANCIAL SUPPLEMENT

FIRST QUARTER 2020

1

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Matthew Rohrmann
Investor Contact
(212) 940-3339
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that the Company files with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

2

AXIS CAPITAL HOLDINGS LIMITED
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

3

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION

AXIS Capital Holdings Limited's ("AXIS Capital" or the "Company") underwriting operations are organized around its global underwriting platforms, AXIS Insurance and AXIS Re. The Company has determined that it has two reportable segments, insurance and reinsurance.

DEFINITIONS AND PRESENTATION
•All financial information contained herein is unaudited, except for the consolidated balance sheet at December 31, 2019.
•Amounts may not reconcile due to rounding differences.
•Unless otherwise noted, all data is in thousands, except for ratio information.
•NM - Not meaningful; NA - Not applicable

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this document, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.
Forward-looking statements contained in this document may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses including losses related to the COVID-19 pandemic, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding estimated synergies and the success of the integration of acquired entities, our expectations regarding the estimated benefits and synergies related to our transformation program, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•the adverse impact of the recent COVID-19 outbreak and resulting pandemic;
•the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters;
•the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes;
•losses from war, terrorism and political unrest or other unanticipated losses;
•actual claims exceeding our loss reserves;
•general economic, capital and credit market conditions;
•the failure of any of the loss limitation methods we employ;
•the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;
•our inability to purchase reinsurance or collect amounts due to us;
•the breach by third parties in our program business of their obligations to us;
•difficulties with technology and/or data security;
•the failure of our policyholders and intermediaries to pay premiums;
•the failure of our cedants to adequately evaluate risks;
•inability to obtain additional capital on favorable terms, or at all;
•the loss of one or more of our key executives;
•a decline in our ratings with rating agencies;
•the loss of business provided to us by our major brokers and credit risk due to our reliance on brokers;
•changes in accounting policies or practices;
•the use of industry catastrophe models and changes to these models;
•changes in governmental regulations and potential government intervention in our industry;
•failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices;
i

•increased competition;
•changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's withdrawal from the European Union;
•fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values;
•the failure to successfully integrate acquired businesses or to realize the expected synergies resulting from such acquisitions;
•the failure to realize the expected benefits or synergies relating to our transformation initiative;
•changes in tax laws; and
•other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC (including as those factors are updated in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020). These filings are accessible on the SEC's website at www.sec.gov. Readers are urged to carefully consider all such factors and we note that the COVID-19 pandemic may have the effect of heightening many of the risks and uncertainties described.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown cover for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore renewable energy installations. This line of business includes primary and excess risks, some of which are catastrophe-exposed.
Marine: provides cover for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, and hull and war. Offshore energy coverage includes physical damage, business interruption, operator's extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides cover for physical damage and business interruption of an insured following an act of terrorism and includes kidnap and ransom, and crisis management insurance.
Aviation: provides hull and liability, and specific war cover primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks, commodity traders, corporations and multilateral and export credit agencies. Cover is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events.
Professional Lines: provides directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, cyber and privacy insurance, medical malpractice and other financial insurance related covers for commercial enterprises, financial institutions, not-for-profit organizations and other professional service providers. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low to mid-level excess and umbrella commercial liability risks in the U.S. wholesale markets in addition to primary and excess of loss employers, public, and products liability predominately in the U.K. Target industry sectors include construction, manufacturing, transportation and trucking, and other services.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued insurance lines include financial institutions, professional indemnity, international liability, and international direct and facultative property.

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides treaty reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The underlying policies principally cover property-related exposures but other exposures including workers compensation and personal accident are also covered. The principal perils covered by policies in this portfolio include hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. This business is written on a proportional and excess of loss basis.
Property: provides protection for property damage and related losses resulting from natural and man-made perils that are covered in the underlying personal and commercial lines insurance policies written by our cedants. The predominant exposure is property damage but other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. The most significant perils covered by policies in this portfolio include windstorm, tornado and earthquake, but other perils such as freezes, riots, flood, industrial explosions, fire, hail and a number of other loss events are also included. This business is written on a proportional and excess of loss basis.
Professional Lines: provides protection for directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability, cyber and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. This business is written on a proportional and excess of loss basis.
Credit and Surety: provides reinsurance of trade credit insurance products and includes proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Surety reinsurance provides protection for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world. Mortgage reinsurance is also provided to mortgage guaranty insurers and U.S. government sponsored entities for losses related to credit risk transfer into the private sector.
Motor: provides protection to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. Traditional proportional and non-proportional reinsurance as well as structured solutions are offered.
Liability: provides protection to insurers of admitted casualty business, excess and surplus lines casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, workers' compensation, auto liability, and excess casualty.
Agriculture: provides protection for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. This business is written on a proportional and aggregate stop loss reinsurance basis.
Engineering: provides protection for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes cover for losses arising from operational failures of machinery, plant and equipment, and electronic equipment as well as business interruption.
Marine and Other: includes marine and aviation reinsurance.
Accident and Health: includes personal accident, specialty health, accidental death, travel, life and disability reinsurance products which are offered on a proportional and catastrophic or per life excess of events loss basis.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued reinsurance lines include motor reinsurance, general liability reinsurance, and international facultative property.

AXIS CAPITAL HOLDINGS LIMITED
FINANCIAL HIGHLIGHTS

		Three months ended March 31,
		2020	2019	Change

HIGHLIGHTS	Gross premiums written	$2,431,158	$2,583,226	(5.9%)
	Gross premiums written - Insurance	38.7%	32.9%	5.8	pts
	Gross premiums written - Reinsurance	61.3%	67.1%	(5.8)	pts
	Net premiums written	$1,679,044	$1,777,059	(5.5%)
	Net premiums earned	$1,088,625	$1,134,212	(4.0%)
	Net premiums earned - Insurance	51.6%	49.1%	2.5	pts
	Net premiums earned - Reinsurance	48.4%	50.9%	(2.5)	pts
	Net income (loss) available (attributable) to common shareholders	$(185,390)	$98,125	nm
	Operating income (loss) [a]	(164,412)	104,610	nm
	Annualized return on average common equity [b]	nm	8.9%	nm	pts
	Annualized operating return on average common equity [c]	nm	9.5%	nm	pts
	Total shareholders’ equity	$4,839,578	$5,300,156	(8.7%)

PER COMMON SHARE AND COMMON SHARE DATA	Earnings (loss) per diluted common share	($2.20)	$1.16	nm
	Operating income (loss) per diluted common share [d]	($1.94)	$1.24	nm
	Weighted average diluted common shares outstanding	84,094	84,272	(0.2%)
	Book value per common share	$50.89	$53.91	(5.6%)
	Book value per diluted common share (treasury stock method)	$49.78	$52.84	(5.8%)
	Tangible book value per diluted common share (treasury stock method) [a]	$46.45	$49.37	(5.9%)

FINANCIAL RATIOS	Current accident year loss ratio excluding catastrophe and weather-related losses	57.1%	58.9%	(1.8)	pts
	Catastrophe and weather-related losses ratio	26.9%	0.9%	26.0	pts
	Current accident year loss ratio	84.0%	59.8%	24.2	pts
	Prior year reserve development ratio	(0.6%)	(1.3%)	0.7	pts
	Net losses and loss expenses ratio	83.4%	58.5%	24.9	pts
	Acquisition cost ratio	21.9%	23.0%	(1.1)	pts
	General and administrative expense ratio [e]	14.5%	15.4%	(0.9)	pts
	Combined ratio	119.8%	96.9%	22.9	pts

INVESTMENT DATA	Total assets	$25,948,768	$25,557,582	1.5%
	Total cash and invested assets [f]	15,195,556	15,090,504	0.7%
	Net investment income	93,101	107,303	(13.2%)
	Net investment gains (losses)	(62,877)	12,767	nm
	Book yield of fixed maturities	2.7%	3.1%	(0.4)	pts

[a] Operating income (loss), operating income (loss) per diluted common share, annualized operating return on average common equity ("operating ROACE") and tangible book value per diluted common share are non-GAAP financial measures as defined by Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share, annualized return on average common equity ("ROACE") and book value per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this document. Loss per diluted common share and operating loss per diluted common share for the three months ended March 31, 2020, were calculated using weighted average common shares outstanding due to the net loss attributable to common shareholders and operating loss recognized in the period.
[b] Annualized ROACE is calculated by dividing annualized net income (loss) available (attributable) to common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
[c] Annualized operating ROACE is calculated by dividing annualized operating income (loss) for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
[d] Operating income (loss) per diluted common share is calculated by dividing operating income (loss) for the period by weighted average diluted common shares outstanding.
[e] Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
[f] Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - AS REPORTED, U.S. GAAP
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

	Three months ended March 31,
	2020	2019

Revenues
Net premiums earned	$1,088,625	$1,134,212
Net investment income	93,101	107,303
Net investment gains (losses)	(62,877)	12,767
Other insurance related income (loss)	(8,707)	6,929
Total revenues	1,110,142	1,261,211

Expenses
Net losses and loss expenses	908,073	664,028
Acquisition costs	238,650	260,418
General and administrative expenses	157,060	175,091
Foreign exchange losses (gains)	(61,683)	7,056
Interest expense and financing costs	23,472	15,895
Reorganization expenses	(982)	14,820
Amortization of value of business acquired	1,799	13,104
Amortization of intangible assets	2,870	3,003
Total expenses	1,269,259	1,153,415

Income (loss) before income taxes and interest in income (loss) of equity method investments	(159,117)	107,796
Income tax (expense) benefit	4,867	(1,234)
Interest in income (loss) of equity method investments	(23,577)	2,219
Net income (loss)	(177,827)	108,781
Preferred share dividends	7,563	10,656
Net income (loss) available (attributable) to common shareholders	$(185,390)	$98,125

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - QUARTER

	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q1 2018
UNDERWRITING REVENUES
Gross premiums written	$2,431,158	$1,261,366	$1,406,506	$1,647,760	$2,583,226	$2,662,795
Ceded premiums written	(752,114)	(475,212)	(550,425)	(577,439)	(806,167)	(676,924)
Net premiums written	1,679,044	786,154	856,081	1,070,321	1,777,059	1,985,871

Gross premiums earned	1,657,412	1,789,084	1,756,116	1,680,663	1,684,814	1,639,833
Ceded premiums earned	(568,787)	(617,033)	(598,809)	(557,056)	(550,602)	(472,431)
Net premiums earned	1,088,625	1,172,051	1,157,307	1,123,607	1,134,212	1,167,402
Other insurance related income (loss)	(8,707)	5,059	1,533	2,925	6,929	6,606
Total underwriting revenues	1,079,918	1,177,110	1,158,840	1,126,532	1,141,141	1,174,008

UNDERWRITING EXPENSES
Net losses and loss expenses	908,073	857,394	850,913	672,463	664,028	661,345
Acquisition costs	238,650	261,775	260,026	242,363	260,418	229,260
Underwriting-related general and administrative expenses [a]	129,962	107,195	126,619	133,047	138,873	139,666
Total underwriting expenses	1,276,685	1,226,364	1,237,558	1,047,873	1,063,319	1,030,271

UNDERWRITING INCOME (LOSS) [b]	(196,767)	(49,254)	(78,718)	78,659	77,822	143,737

OTHER (EXPENSES) REVENUES
Net investment income	93,101	117,557	115,763	137,949	107,303	100,999
Net investment gains (losses)	(62,877)	42,712	14,527	21,225	12,767	(14,830)
Corporate expenses [a]	(27,098)	(31,628)	(28,903)	(32,348)	(36,218)	(30,171)
Foreign exchange (losses) gains	61,683	(52,827)	59,543	12,381	(7,056)	(37,860)
Interest expense and financing costs	(23,472)	(18,562)	(18,042)	(15,607)	(15,895)	(16,763)
Reorganization expenses	982	(8,074)	(11,215)	(3,276)	(14,820)	(13,054)
Amortization of value of business acquired	(1,799)	(2,056)	(4,368)	(7,194)	(13,104)	(57,110)
Amortization of intangible assets	(2,870)	(2,853)	(2,831)	(2,912)	(3,003)	(2,782)
Total other (expenses) revenues	37,650	44,269	124,474	110,218	29,974	(71,571)

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	(159,117)	(4,985)	45,756	188,877	107,796	72,166
Income tax (expense) benefit	4,867	159	(8,147)	(14,469)	(1,234)	1,036
Interest in income (loss) of equity method investments	(23,577)	4,073	792	2,635	2,219	—

NET INCOME (LOSS)	(177,827)	(753)	38,401	177,043	108,781	73,202
Preferred share dividends	(7,563)	(9,144)	(10,656)	(10,656)	(10,656)	(10,656)
NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$(185,390)	$(9,897)	$27,745	$166,387	$98,125	$62,546

[a] Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses as presented above.
[b] Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented above.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED KEY RATIOS - QUARTER

	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q1 2018
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	57.1%	62.2%	61.7%	59.7%	58.9%	58.3%
Catastrophe and weather-related losses ratio	26.9%	12.1%	14.1%	2.3%	0.9%	3.0%
Current accident year loss ratio	84.0%	74.3%	75.8%	62.0%	59.8%	61.3%
Prior year reserve development ratio	(0.6%)	(1.1%)	(2.3%)	(2.2%)	(1.3%)	(4.6%)
Net losses and loss expenses ratio	83.4%	73.2%	73.5%	59.8%	58.5%	56.7%
Acquisition cost ratio	21.9%	22.3%	22.5%	21.6%	23.0%	19.6%
General and administrative expense ratio [a]	14.5%	11.8%	13.4%	14.7%	15.4%	14.5%
Combined ratio	119.8%	107.3%	109.4%	96.1%	96.9%	90.8%

Weighted average common shares outstanding	84,094	83,957	83,947	83,941	83,725	83,322
Weighted average diluted common shares outstanding	84,094	83,957	84,582	84,401	84,272	83,721
Earnings (loss) per common share	($2.20)	($0.12)	$0.33	$1.98	$1.17	$0.75
Earnings (loss) per diluted common share	($2.20)	($0.12)	$0.33	$1.97	$1.16	$0.75
Annualized ROACE	nm	(0.8%)	2.3%	14.3%	8.9%	5.5%
Annualized operating ROACE	nm	0.4%	(2.7%)	11.8%	9.5%	10.8%

[a] Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS CAPITAL HOLDINGS LIMITED
EX-PGAAP CONSOLIDATED SEGMENT DATA

	Three months ended March 31, 2020			Three months ended March 31, 2019
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$940,715	$1,490,443	$2,431,158	$851,096	$1,732,130	$2,583,226
Ceded premiums written	(359,065)	(393,049)	(752,114)	(321,857)	(484,310)	(806,167)
Net premiums written	581,650	1,097,394	1,679,044	529,239	1,247,820	1,777,059

Gross premiums earned	932,078	725,334	1,657,412	909,951	774,863	1,684,814
Ceded premiums earned	(370,014)	(198,773)	(568,787)	(353,189)	(197,413)	(550,602)
Net premiums earned	562,064	526,561	1,088,625	556,762	577,450	1,134,212
Other insurance related income (loss)	647	(9,354)	(8,707)	1,742	5,187	6,929
Total underwriting revenues	562,711	517,207	1,079,918	558,504	582,637	1,141,141

UNDERWRITING EXPENSES
Net losses and loss expenses	471,812	436,261	908,073	313,776	350,252	664,028
Acquisition costs	112,751	125,899	238,650	117,775	142,643	260,418
Underwriting-related general and administrative expenses	100,778	29,184	129,962	106,034	32,839	138,873
Total underwriting expenses	685,341	591,344	1,276,685	537,585	525,734	1,063,319
UNDERWRITING INCOME (LOSS)	$(122,630)	$(74,137)	$(196,767)	$20,919	$56,903	$77,822
Acquisition costs adjustment	478	—	478	6,202	65	6,267
EX-PGAAP UNDERWRITING INCOME (LOSS) [a]	$(123,108)	$(74,137)	$(197,245)	$14,717	$56,838	$71,555

Catastrophe and weather-related losses, net of reinstatement premiums	$177,583	$122,112	$299,695	8,004	2,680	10,684
Net favorable prior year reserve development	3,832	2,281	6,113	6,913	7,759	14,672

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	54.2%	60.2%	57.1%	56.2%	61.5%	58.9%
Catastrophe and weather-related losses ratio	30.4%	23.1%	26.9%	1.4%	0.5%	0.9%
Current accident year loss ratio	84.6%	83.3%	84.0%	57.6%	62.0%	59.8%
Prior year reserve development ratio	(0.7%)	(0.4%)	(0.6%)	(1.2%)	(1.3%)	(1.3%)
Net losses and loss expenses ratio	83.9%	82.9%	83.4%	56.4%	60.7%	58.5%
Acquisition cost ratio	20.1%	23.9%	21.9%	21.2%	24.7%	23.0%
Underwriting-related general and administrative expense ratio	17.9%	5.5%	12.0%	19.0%	5.6%	12.2%
Corporate expense ratio			2.5%			3.2%
Combined ratio	121.9%	112.3%	119.8%	96.6%	91.0%	96.9%
Acquisition cost ratio adjustment	0.1%	—%	0.1%	1.1%	—%	0.5%
Ex-PGAAP Combined ratio	122.0%	112.3%	119.9%	97.7%	91.0%	97.4%

[a] Ex-PGAAP underwriting income (loss) is a non-GAAP financial measure as defined by Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is provided in the 'Consolidated Statements of Operations - Quarter' section of this document, and a discussion of the rationale for its presentation is provided later in this document.

AXIS CAPITAL HOLDINGS LIMITED
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q1 2018

INSURANCE SEGMENT
Property	$223,603	$242,446	$241,517	$259,295	$200,502	$295,206
Marine	156,296	73,780	91,161	99,389	146,979	126,743
Terrorism	16,520	13,317	17,284	15,157	14,362	16,900
Aviation	17,230	20,838	17,623	18,539	17,670	21,013
Credit and Political Risk	47,675	40,487	32,528	36,076	45,907	44,731
Professional Lines	258,391	356,321	272,362	321,284	227,308	207,965
Liability	170,878	180,951	186,253	190,030	142,642	105,661
Accident and Health	51,062	30,876	34,054	28,126	51,048	60,674
Discontinued Lines - Novae	(940)	2,592	2,120	429	4,678	1,955
TOTAL INSURANCE SEGMENT	$940,715	$961,608	$894,902	$968,325	$851,096	$880,848

REINSURANCE SEGMENT
Catastrophe	$262,283	$20,346	$94,833	$245,203	$358,133	$281,883
Property	133,189	20,318	67,972	43,135	172,742	200,707
Professional Lines	123,570	34,789	23,540	92,915	109,828	106,178
Credit and Surety	100,739	28,375	50,989	38,465	151,904	196,316
Motor	279,132	21,273	25,367	6,846	281,401	412,077
Liability	218,896	88,479	146,690	125,990	185,320	159,009
Agriculture	18,248	23,369	5,074	70,077	126,440	145,397
Engineering	15,920	17,821	8,841	7,600	22,766	26,506
Marine and Other	29,993	6,675	9,727	22,042	36,336	26,647
Accident and Health	307,678	38,881	78,474	27,723	287,592	227,689
Discontinued Lines - Novae	795	(568)	97	(561)	(332)	(462)
TOTAL REINSURANCE SEGMENT	$1,490,443	$299,758	$511,604	$679,435	$1,732,130	$1,781,947

CONSOLIDATED TOTAL	$2,431,158	$1,261,366	$1,406,506	$1,647,760	$2,583,226	$2,662,795

AXIS CAPITAL HOLDINGS LIMITED
EX-PGAAP CONSOLIDATED SEGMENT DATA - QUARTER

	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q1 2018
UNDERWRITING REVENUES
Gross premiums written	$2,431,158	$1,261,366	$1,406,506	$1,647,760	$2,583,226	$2,662,795
Ceded premiums written	(752,114)	(475,212)	(550,425)	(577,439)	(806,167)	(676,924)
Net premiums written	1,679,044	786,154	856,081	1,070,321	1,777,059	1,985,871

Gross premiums earned	1,657,412	1,789,084	1,756,116	1,680,663	1,684,814	1,639,833
Ceded premiums earned	(568,787)	(617,033)	(598,809)	(557,056)	(550,602)	(472,431)
Net premiums earned	1,088,625	1,172,051	1,157,307	1,123,607	1,134,212	1,167,402
Other insurance related income (loss)	(8,707)	5,059	1,533	2,925	6,929	6,606
Total underwriting revenues	1,079,918	1,177,110	1,158,840	1,126,532	1,141,141	1,174,008

UNDERWRITING EXPENSES
Net losses and loss expenses	908,073	857,394	850,913	672,463	664,028	661,345
Acquisition costs	238,650	261,775	260,026	242,363	260,418	229,260
Underwriting-related general and administrative expenses	129,962	107,195	126,619	133,047	138,873	139,666
Total underwriting expenses	1,276,685	1,226,364	1,237,558	1,047,873	1,063,319	1,030,271

UNDERWRITING INCOME (LOSS)	(196,767)	(49,254)	(78,718)	78,659	77,822	143,737
Acquisition costs adjustment	478	1,518	1,568	2,854	6,267	40,450
EX-PGAAP UNDERWRITING INCOME (LOSS)	$(197,245)	(50,772)	(80,286)	75,805	71,555	103,287

Catastrophe and weather-related losses, net of reinstatement premiums	$299,695	140,000	159,869	25,564	10,684	35,139
Net favorable prior year reserve development	$6,113	13,881	26,727	23,621	14,672	54,307

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	57.1%	62.2%	61.7%	59.7%	58.9%	58.3%
Catastrophe and weather-related losses ratio	26.9%	12.1%	14.1%	2.3%	0.9%	3.0%
Current accident year loss ratio	84.0%	74.3%	75.8%	62.0%	59.8%	61.3%
Prior year reserve development ratio	(0.6%)	(1.1%)	(2.3%)	(2.2%)	(1.3%)	(4.6%)
Net losses and loss expenses ratio	83.4%	73.2%	73.5%	59.8%	58.5%	56.7%
Acquisition cost ratio	21.9%	22.3%	22.5%	21.6%	23.0%	19.6%
Underwriting-related general and administrative expenses ratio	14.5%	11.8%	13.4%	14.7%	15.4%	14.5%
Combined ratio	119.8%	107.3%	109.4%	96.1%	96.9%	90.8%
Acquisition cost ratio adjustment	0.1%	0.1%	0.1%	0.3%	0.5%	3.5%
Ex-PGAAP Combined ratio	119.9%	107.4%	109.5%	96.4%	97.4%	94.3%

AXIS CAPITAL HOLDINGS LIMITED
EX-PGAAP INSURANCE SEGMENT DATA - QUARTER

	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q1 2018
UNDERWRITING REVENUES
Gross premiums written	$940,715	$961,608	$894,902	$968,325	$851,096	$880,848
Ceded premiums written	(359,065)	(390,651)	(377,852)	(376,416)	(321,857)	(332,955)
Net premiums written	581,650	570,957	517,050	591,909	529,239	547,893

Gross premiums earned	932,078	927,599	901,150	884,480	909,951	904,421
Ceded premiums earned	(370,014)	(367,989)	(364,699)	(347,220)	(353,189)	(324,362)
Net premiums earned	562,064	559,610	536,451	537,260	556,762	580,059
Other insurance related income (loss)	647	1,079	733	(695)	1,742	620
Total underwriting revenues	562,711	560,689	537,184	536,565	558,504	580,679

UNDERWRITING EXPENSES
Net losses and loss expenses	471,812	317,234	338,966	308,703	313,776	321,538
Acquisition costs	112,751	123,300	115,551	111,655	117,775	87,329
Underwriting-related general and administrative expenses	100,778	90,472	100,559	104,898	106,034	102,370
Total underwriting expenses	685,341	531,006	555,076	525,256	537,585	511,237

UNDERWRITING INCOME (LOSS)	(122,630)	29,683	(17,892)	11,309	20,919	69,442
Acquisition costs adjustment	478	1,518	1,563	2,856	6,202	38,313
EX-PGAAP UNDERWRITING INCOME (LOSS)	$(123,108)	$28,165	$(19,455)	$8,453	$14,717	$31,129

Catastrophe and weather-related losses, net of reinstatement premiums	$177,583	$19,900	$41,313	$14,483	$8,004	$28,247
Net favorable prior year reserve development	$3,832	$10,455	$14,609	$21,326	$6,913	$22,775

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	54.2%	55.0%	58.2%	58.7%	56.2%	54.5%
Catastrophe and weather-related losses ratio	30.4%	3.6%	7.7%	2.7%	1.4%	4.9%
Current accident year loss ratio	84.6%	58.6%	65.9%	61.4%	57.6%	59.4%
Prior year reserve development ratio	(0.7%)	(1.9%)	(2.7%)	(3.9%)	(1.2%)	(4.0%)
Net losses and loss expenses ratio	83.9%	56.7%	63.2%	57.5%	56.4%	55.4%
Acquisition cost ratio	20.1%	22.0%	21.5%	20.8%	21.2%	15.1%
Underwriting-related general and administrative expenses ratio	17.9%	16.2%	18.8%	19.5%	19.0%	17.6%
Combined ratio	121.9%	94.9%	103.5%	97.8%	96.6%	88.1%
Acquisition cost ratio adjustment	0.1%	0.3%	0.3%	0.5%	1.1%	6.6%
Ex-PGAAP Combined ratio	122.0%	95.2%	103.8%	98.3%	97.7%	94.7%

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE SEGMENT DATA - QUARTER

	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q1 2018
UNDERWRITING REVENUES
Gross premiums written	$1,490,443	$299,758	$511,604	$679,435	$1,732,130	$1,781,947
Ceded premiums written	(393,049)	(84,561)	(172,573)	(201,023)	(484,310)	(343,969)
Net premiums written	1,097,394	215,197	339,031	478,412	1,247,820	1,437,978

Gross premiums earned	725,334	861,485	854,966	796,183	774,863	735,412
Ceded premiums earned	(198,773)	(249,044)	(234,110)	(209,836)	(197,413)	(148,069)
Net premiums earned	526,561	612,441	620,856	586,347	577,450	587,343
Other insurance related income (loss)	(9,354)	3,980	800	3,620	5,187	5,986
Total underwriting revenues	517,207	616,421	621,656	589,967	582,637	593,329

UNDERWRITING EXPENSES
Net losses and loss expenses	436,261	540,160	511,947	363,760	350,252	339,807
Acquisition costs	125,899	138,475	144,475	130,708	142,643	141,931
Underwriting-related general and administrative expenses	29,184	16,723	26,060	28,149	32,839	37,296
Total underwriting expenses	591,344	695,358	682,482	522,617	525,734	519,034

UNDERWRITING INCOME (LOSS)	$(74,137)	$(78,937)	$(60,826)	$67,350	$56,903	$74,295

Catastrophe and weather-related losses, net of reinstatement premiums	$122,112	$120,100	$118,556	$11,081	$2,680	$6,892
Net favorable prior year reserve development	$2,281	3,426	12,118	2,295	7,759	31,532

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	60.2%	68.9%	64.8%	60.5%	61.5%	62.1%
Catastrophe and weather-related losses ratio	23.1%	19.9%	19.6%	1.9%	0.5%	1.1%
Current accident year loss ratio	83.3%	88.8%	84.4%	62.4%	62.0%	63.2%
Prior year reserve development ratio	(0.4%)	(0.6%)	(1.9%)	(0.4%)	(1.3%)	(5.3%)
Net losses and loss expenses ratio	82.9%	88.2%	82.5%	62.0%	60.7%	57.9%
Acquisition cost ratio	23.9%	22.6%	23.3%	22.3%	24.7%	24.2%
Underwriting-related general and administrative expense ratio	5.5%	2.7%	4.1%	4.8%	5.6%	6.3%
Combined ratio	112.3%	113.5%	109.9%	89.1%	91.0%	88.4%

AXIS CAPITAL HOLDINGS LIMITED
STRATEGIC CAPITAL PARTNERS

	Three months ended March 31, 2020			Three months ended March 31, 2019
TOTAL MANAGED PREMIUMS [a]	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
Total Managed Premiums	$940,715	$1,490,443	$2,431,158	$851,096	$1,732,130	$2,583,226
Premiums ceded to Harrington Re	1,119	113,551	114,670	842	107,835	108,677
Premiums ceded to Other Strategic Capital Partners	18,534	279,498	298,032	14,438	376,475	390,914
Premiums ceded to Other Reinsurers	339,412	—	339,412	306,576	—	306,576
Net premiums written	$581,650	$1,097,394	$1,679,044	$529,239	$1,247,820	$1,777,059

FEE INCOME FROM STRATEGIC CAPITAL PARTNERS [b]
Fee income	$2,706	$12,969	$15,675	$2,202	$17,580	$19,782

[a] Total managed premiums represents gross premiums written of $2.4 billion and $2.6 billion for the three months ended March 31, 2020 and 2019, respectively, and includes premiums written by the Insurance and Reinsurance segments on behalf of strategic capital partners and other reinsurers. Premiums ceded to strategic capital partners and other reinsurers by AXIS Insurance and AXIS Re are presented above.
[b] Fee income from strategic capital partners represents service fees and reimbursement of expenses from strategic capital partners. Fee income from strategic capital partners included $1 million and $5 million in other insurance related income (loss) for the three months ended March 31, 2020 and 2019, respectively. It also included $15 million as an offset to general and administrative expenses for the three months ended March 31, 2020 and 2019.

AXIS CAPITAL HOLDINGS LIMITED
NET INVESTMENT INCOME - QUARTER

	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q1 2018

Fixed maturities	$89,943	$98,990	$96,311	$97,370	$91,382	$83,958
Other investments	(2,120)	10,767	11,143	31,232	6,895	13,704
Equity securities	2,125	2,678	2,232	3,197	2,328	1,758
Mortgage loans	4,053	3,977	3,984	3,689	3,063	3,125
Cash and cash equivalents	4,930	5,908	7,034	8,138	5,801	4,153
Short-term investments	1,498	1,077	973	1,108	3,894	875

Gross investment income	100,429	123,397	121,677	144,734	113,363	107,573
Investment expenses	(7,328)	(5,840)	(5,914)	(6,785)	(6,060)	(6,574)

Net investment income	$93,101	$117,557	$115,763	$137,949	$107,303	$100,999

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2020	2019	2019	2019	2019	2018
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$12,076,186	$12,468,205	$12,616,241	$12,522,955	$11,874,518	$11,801,396
Equity securities, at fair value	404,945	474,207	429,903	433,407	418,863	435,742
Mortgage loans, held for investment, at fair value	517,181	432,748	407,790	394,179	313,421	364,769
Other investments, at fair value	797,808	770,923	779,200	802,064	795,331	1,009,587
Equity method investments	94,244	117,821	113,748	112,956	110,322	108,597
Short-term investments, at fair value	77,101	38,471	12,539	32,421	41,853	56,246
Total investments	13,967,465	14,302,375	14,359,421	14,297,982	13,554,308	13,776,337
Cash and cash equivalents	1,241,063	1,576,457	1,208,551	1,094,714	1,606,258	1,644,580
Accrued interest receivable	76,569	78,085	81,371	82,567	78,594	73,928
Insurance and reinsurance premium balances receivable	3,485,043	3,071,390	3,322,316	3,732,529	3,667,923	3,892,957
Reinsurance recoverable on unpaid losses and loss expenses	4,101,579	3,877,756	3,705,793	3,564,812	3,555,341	2,986,247
Reinsurance recoverable on paid losses and loss expenses	357,185	327,795	252,087	364,536	321,798	143,056
Deferred acquisition costs	611,229	492,119	586,440	657,275	703,028	721,820
Prepaid reinsurance premiums	1,281,808	1,101,889	1,243,040	1,291,979	1,271,303	1,015,163
Receivable for investments sold	34,137	35,659	9,711	25,850	10,888	19,433
Goodwill	102,003	102,003	102,003	102,003	102,003	102,004
Intangible assets	227,821	230,550	233,305	236,009	238,763	253,808
Value of business acquired	7,194	8,992	11,048	15,416	22,610	150,936
Operating lease right-of-use assets	140,149	111,092	116,560	132,940	143,887	—
Other assets	315,523	287,892	263,880	271,562	280,878	307,040
TOTAL ASSETS	$25,948,768	$25,604,054	$25,495,526	$25,870,174	$25,557,582	$25,087,309

LIABILITIES
Reserve for losses and loss expenses	$13,082,273	$12,752,081	$12,498,507	$12,254,711	$12,275,771	$12,034,643
Unearned premiums	4,395,240	3,626,246	4,153,003	4,503,132	4,535,163	4,659,858
Insurance and reinsurance balances payable	1,263,389	1,349,082	1,276,123	1,484,285	1,440,942	1,251,629
Debt	1,808,645	1,808,157	1,388,135	1,387,748	1,342,345	1,376,835
Payable for investments purchased	123,678	32,985	89,805	181,274	159,544	144,315
Operating lease liabilities	143,071	115,584	115,887	133,257	144,298	—
Other liabilities	292,894	375,911	388,196	359,290	359,363	355,634
TOTAL LIABILITIES	21,109,190	20,060,046	19,909,656	20,303,697	20,257,426	19,822,914

SHAREHOLDERS’ EQUITY
Preferred shares	550,000	775,000	775,000	775,000	775,000	775,000
Common shares	2,206	2,206	2,206	2,206	2,206	2,206
Additional paid-in capital	2,307,998	2,317,212	2,309,483	2,303,592	2,296,639	2,289,497
Accumulated other comprehensive income (loss)	(89,919)	171,710	176,296	156,145	29,096	(85,216)
Retained earnings	5,836,007	6,056,686	6,101,902	6,108,577	5,976,603	6,076,294
Treasury shares, at cost	(3,766,714)	(3,778,806)	(3,779,017)	(3,779,043)	(3,779,388)	(3,793,386)
TOTAL SHAREHOLDERS' EQUITY	4,839,578	5,544,008	5,585,870	5,566,477	5,300,156	5,264,395

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,948,768	$25,604,054	$25,495,526	$25,870,174	$25,557,582	$25,087,309

Common shares outstanding	84,298	83,959	83,947	83,947	83,934	83,518
Diluted common shares outstanding [b]	86,170	85,489	85,516	85,579	85,632	85,392
Book value per common share	$50.89	$56.80	$57.31	$57.08	$53.91	$53.75
Book value per diluted common share	$49.78	$55.79	$56.26	$55.99	$52.84	$52.57
Tangible book value per diluted common share	$46.45	$52.40	$52.84	$52.54	$49.37	$48.94
Debt to total capital [a]	27.2%	24.6%	19.9%	20.0%	20.2%	20.7%
Debt and preferred equity to total capital	35.5%	35.1%	31.0%	31.1%	31.9%	32.4%

[a]      The debt to total capital ratio is calculated by dividing debt by total capital. Total capital represents the sum of total shareholders’ equity and debt.
[b]      Treasury stock method was applied. Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding.

AXIS CAPITAL HOLDINGS LIMITED
CASH AND INVESTED ASSETS PORTFOLIO
At March 31, 2020

	Cost or Amortized Cost	Allowance for Expected Credit Losses	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,787,739	$—	$78,458	$(57)	$1,866,140	12.4%
Non-U.S. government	613,672	—	4,147	(19,178)	598,641	3.9%
Corporate debt	4,917,957	(19,884)	64,712	(183,033)	4,779,752	31.5%
Agency RMBS	1,564,292	—	53,183	(965)	1,616,510	10.6%
CMBS	1,402,480	—	42,896	(16,693)	1,428,683	9.4%
Non-Agency RMBS	125,340	(118)	1,258	(3,469)	123,011	0.8%
ABS	1,543,933	(17)	2,125	(100,862)	1,445,179	9.5%
Municipals	210,713	—	7,728	(171)	218,270	1.4%
Total fixed maturities	12,166,126	(20,019)	254,507	(324,428)	12,076,186	79.5%

Equity securities
Common stocks	504	—	63	(449)	118	—%
Exchange traded funds	200,197	—	35,729	(13,583)	222,343	1.5%
Bond mutual funds	183,708	—	—	(8,532)	175,176	1.2%
Preferred Stocks	6,532	—	787	(11)	7,308	—%
Total equity securities	390,941	—	36,579	(22,575)	404,945	2.7%

Total fixed maturities and equity securities	$12,557,067	$(20,019)	$291,086	$(347,003)	12,481,131	82.2%

Mortgage loans, held for investment					517,181	3.4%

Other investments (see below)					797,808	5.3%

Equity method investments					94,244	0.6%

Short-term investments					77,101	0.4%

Total investments					13,967,465	91.9%

Cash and cash equivalents [a]					1,241,063	8.2%

Accrued interest receivable					76,569	0.5%

Net receivable/(payable) for investments sold (purchased)					(89,541)	(0.6%)

Total cash and invested assets					$15,195,556	100.0%

					Fair Value	Percentage
Other Investments:
Long/short equity funds					$22,281	2.8%
Multi-strategy funds					140,096	17.6%
Direct lending funds					289,952	36.3%
Real estate funds					157,039	19.7%
Private equity funds					83,693	10.5%
Other privately held investments					37,441	4.7%
Collateralized loan obligations - equity tranches					12,793	1.6%
Overseas deposits					$54,513	6.8%
Total					$797,808	100.0%

[a]    Includes $485 million of restricted cash and cash equivalents.

AXIS CAPITAL HOLDINGS LIMITED
CASH AND INVESTED ASSETS COMPOSITION - QUARTER

	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q1 2018
	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	12.4%	13.2%	13.6%	15.1%	13.1%	11.6%
Non-U.S. government	3.9%	3.6%	3.5%	3.5%	3.2%	4.3%
Corporate debt	31.5%	30.9%	32.6%	32.3%	32.1%	30.2%
MBS:
Agency RMBS	10.6%	10.0%	10.5%	11.0%	11.3%	12.5%
CMBS	9.4%	8.6%	8.8%	7.7%	7.0%	6.7%
Non-agency RMBS	0.8%	0.5%	0.4%	0.4%	0.3%	0.3%
ABS	9.5%	10.0%	10.3%	10.4%	10.7%	10.2%
Municipals	1.4%	1.3%	1.3%	1.3%	1.0%	1.0%

Total Fixed Maturities	79.5%	78.1%	81.0%	81.7%	78.7%	76.8%
Equity securities	2.7%	3.0%	2.8%	2.8%	2.8%	2.8%
Mortgage loans	3.4%	2.7%	2.6%	2.6%	2.1%	2.4%
Other investments	5.3%	4.8%	5.0%	5.2%	5.3%	6.6%
Equity method investments	0.6%	0.7%	0.7%	0.7%	0.7%	0.7%
Short-term investments	0.4%	0.3%	0.1%	0.3%	0.2%	0.3%

Total Investments	91.9%	89.6%	92.2%	93.3%	89.8%	89.6%
Cash and cash equivalents	8.2%	9.9%	7.8%	7.1%	10.6%	10.7%
Accrued interest receivable	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Net receivable/(payable) for investments sold or purchased	(0.6%)	—%	(0.5%)	(0.9%)	(0.9%)	(0.8%)
Total Cash and Invested Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES
U.S. government and agency	15.5%	16.9%	16.9%	18.5%	16.6%	15.2%
AAA	39.8%	39.3%	38.6%	35.8%	38.7%	40.2%
AA	7.0%	6.9%	7.1%	8.6%	7.1%	7.5%
A	15.9%	14.8%	14.8%	14.1%	15.0%	14.9%
BBB	13.0%	13.5%	13.8%	13.6%	13.3%	13.9%
Below BBB	8.8%	8.6%	8.8%	9.4%	9.3%	8.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES
Within one year	3.5%	3.6%	2.7%	3.1%	3.5%	4.3%
From one to five years	36.5%	39.2%	39.9%	41.8%	41.9%	39.2%
From five to ten years	19.1%	17.3%	17.2%	15.7%	14.5%	16.2%
Above ten years	2.7%	2.7%	3.3%	3.2%	2.9%	1.7%
Asset-backed and mortgage-backed securities	38.2%	37.2%	36.9%	36.2%	37.2%	38.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.7%	2.8%	2.9%	3.0%	3.1%	2.7%
Yield to maturity of fixed maturities	2.9%	2.4%	2.5%	2.7%	3.1%	3.2%
Average duration of fixed maturities (inclusive of duration hedges)	3.3 yrs	3.2 yrs	3.1 yrs	3.0 yrs	2.9 yrs	3.1 yrs
Average credit quality	AA-	AA-	AA-	AA-	AA-	AA-

AXIS CAPITAL HOLDINGS LIMITED
CORPORATE DEBT INVESTED ASSETS COMPOSITION
At March 31, 2020

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banks	$956,782	20.0%	6.3%
Non-U.S. banks	322,208	6.7%	2.1%
Corporate/commercial finance	258,449	5.4%	1.7%
Insurance	115,075	2.4%	0.8%
Investment brokerage	47,375	1.0%	0.3%
Total financial institutions	1,699,889	35.5%	11.2%
Consumer non-cyclicals	465,510	9.7%	3.1%
Communications	277,900	5.8%	1.8%
Technology	258,083	5.4%	1.7%
Consumer cyclical	253,002	5.3%	1.7%
Energy	198,728	4.2%	1.3%
Non-U.S. government guaranteed	188,070	3.9%	1.2%
Transportation	167,095	3.5%	1.1%
Industrials	156,562	3.3%	1.0%
Utilities	130,772	2.7%	0.9%
Total investment grade	3,795,611	79.3%	25.0%

Total non-investment grade	984,141	20.7%	6.5%

Total corporate debt	$4,779,752	100.0%	31.5%

AXIS CAPITAL HOLDINGS LIMITED
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At March 31, 2020

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
BANK OF AMERICA CORP	$122,672	$1,587	$124,259	1.0%
WELLS FARGO & COMPANY	114,391	1,210	115,601	1.0%
MORGAN STANLEY	111,544	1,267	112,811	0.9%
JP MORGAN CHASE & CO	109,795	1,248	111,043	0.9%
GOLDMAN SACHS GROUP	92,193	(165)	92,028	0.8%
CITIGROUP INC	79,757	1,341	81,098	0.7%
AT&T INC	52,617	1,348	53,965	0.4%
COMCAST CORPORATION	51,396	1,842	53,238	0.4%
CVS HEALTH CORP	46,456	3,022	49,478	0.4%
MITSUBISHI UFJ FINANCIAL GROUP INC	46,682	(258)	46,424	0.4%

[a]    These holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS CAPITAL HOLDINGS LIMITED
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At March 31, 2020

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$1,616,510	$104,285	$1,017	$854	$1,537	$15,318	$1,739,521
Commercial MBS	356,083	1,032,970	36,732	2,898	—	—	1,428,683
ABS	—	1,259,662	53,831	51,951	37,891	41,844	1,445,179

Total mortgage-backed and asset-backed securities	$1,972,593	$2,396,917	$91,580	$55,703	$39,428	$57,162	$4,613,383

Percentage of total	42.8%	52.0%	2.0%	1.2%	0.9%	1.1%	100.0%

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE RECOVERABLE ANALYSIS

	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q1 2018
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$200,990	$196,334	$158,491	$159,259	$136,923	$58,621
Reinsurance	156,195	131,461	93,596	205,558	185,156	84,534
Total	$357,185	$327,795	$252,087	$364,817	$322,079	$143,155

Reinsurance recoverable on unpaid losses and loss expenses: Case reserves
Insurance	$892,354	$890,036	$869,575	$871,493	$859,971	$778,498
Reinsurance	482,347	468,904	351,179	351,230	351,413	175,363
Total	$1,374,701	$1,358,940	$1,220,754	$1,222,723	$1,211,384	$953,861

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$2,127,989	$1,933,657	$1,932,766	$1,889,003	$1,916,176	$1,757,091
Reinsurance	617,843	603,116	570,738	470,322	446,571	291,979
Total	$2,745,832	$2,536,773	$2,503,504	$2,359,325	$2,362,747	$2,049,070

Allowance for expected credit losses:
Insurance	$(17,203)	$(16,720)	$(17,598)	$(16,722)	$(17,583)	$(16,248)
Reinsurance	(1,751)	(1,237)	(867)	(795)	(1,488)	(535)
Total	$(18,954)	$(17,957)	$(18,465)	$(17,517)	$(19,071)	$(16,783)

Reinsurance recoverables on unpaid and paid losses and loss expenses
Insurance	$3,204,130	$3,003,307	$2,943,234	$2,903,033	$2,895,487	$2,577,962
Reinsurance	1,254,634	1,202,244	1,014,646	1,026,315	981,652	551,341
Total	$4,458,764	$4,205,551	$3,957,880	$3,929,348	$3,877,139	$3,129,303

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE RECOVERABLE ANALYSIS
At March 31, 2020

Categories	Reinsurance Recoverable, Gross of Collateral	Collateral	Reinsurance Recoverable, Net of Collateral	% of Total Reinsurance Recoverable, Net of Collateral	% of Total Shareholders’ Equity	Allowance for expected credit losses	Allowance for expected credit loss as % of Reinsurance Recoverable, Gross of Collateral	Reinsurance recoverable on unpaid and paid losses and loss expenses
Top 10 reinsurers based on gross recoverable	$2,539,779	$(412,342)	$2,127,437	59.0%	44.0%	$(8,912)	0.4%	$2,530,867
Other reinsurers balances > $20 million	1,487,727	(347,037)	1,140,690	31.7%	23.6%	(7,256)	0.5%	1,480,471
Other reinsurers balances < $20 million	450,212	(116,097)	334,115	9.3%	6.9%	(2,786)	0.6%	447,426
Total	$4,477,718	$(875,476)	$3,602,242	100.0%	74.5%	$(18,954)	0.4%	$4,458,764
At March 31, 2020, 88.0% (December 31, 2019: 89.1%) of reinsurance recoverable, gross of collateral were collectible from reinsurers rated the equivalent of A- or better by A.M. Best.

Top 10 Reinsurers, Net of Collateral		% of Total Reinsurance Recoverable, Net of Collateral	% of Total Shareholders’ Equity
1	Swiss Reinsurance America Corporation	12.8%	9.5%
2	Lloyds of London	11.8%	8.8%
3	Harrington Re Ltd.	11.1%	8.3%
4	Transatlantic Reinsurance Co	5.9%	4.3%
5	Partner Reinsurance Co of the US	4.7%	3.5%
6	Hannover Ruck SE	4.6%	3.5%
7	Everest Reinsurance Company	3.5%	2.6%
8	Munich Reinsurance America, Inc	3.2%	2.4%
9	SCOR Reinsurance Company	2.6%	1.9%
10	Liberty Mutual Insurance Company	2.0%	1.5%
		62.2%	46.3%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES

	Three months ended March 31, 2020			Three months ended March 31, 2019
	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses and loss expenses	Net reserve for losses and loss expenses	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses and loss expenses	Net reserve for losses and loss expenses
Reserve for losses and loss expenses

Beginning of period	$12,752,081	$(3,877,756)	$8,874,325	$12,280,769	$(3,501,669)	$8,779,100
Incurred losses and loss expenses	1,495,475	(587,402)	908,073	1,057,280	(393,252)	664,028
Paid losses and loss expenses	(977,393)	306,298	(671,095)	(1,080,689)	351,531	(729,158)
Foreign exchange and other	(187,890)	57,281	(130,609)	18,411	(11,951)	6,460

End of period [a]	$13,082,273	$(4,101,579)	$8,980,694	$12,275,771	$(3,555,341)	$8,720,430

[a]   At March 31, 2020, reserve for losses and loss expenses included IBNR of $8,229 million, or 63% (December 31, 2019: $7,891 million, or 62%).

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Three months ended March 31, 2020			Three months ended March 31, 2019
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross paid losses and loss expenses	$509,378	$468,015	$977,393	$560,181	$520,508	$1,080,689
Reinsurance recoverable on paid losses and loss expenses	(204,348)	(101,950)	(306,298)	(218,163)	(133,368)	(351,531)

Net paid losses and loss expenses	305,030	366,065	671,095	342,018	387,140	729,158

Change in:
Gross case reserves	18,286	80,024	98,310	116,753	34,485	151,238
Gross IBNR	380,280	39,492	419,772	(86,204)	(88,443)	(174,647)
Reinsurance recoverable on unpaid losses and loss expenses	(231,784)	(49,320)	(281,104)	(58,791)	17,070	(41,721)

Total net incurred losses and loss expenses	$471,812	$436,261	$908,073	$313,776	$350,252	$664,028

Gross reserve for losses and loss expenses	$6,814,171	$6,268,102	$13,082,273	$6,465,347	$5,810,424	$12,275,771

Net favorable prior year reserve development	$3,832	$2,281	$6,113	$6,913	$7,759	$14,672

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	64.7%	83.9%	73.9%	109.0%	110.5%	109.8%

Net paid losses and loss expenses / Net premiums earned	54.3%	69.5%	61.6%	61.4%	67.0%	64.3%
Change in net losses and loss expenses / Net premiums earned	29.6%	13.4%	21.8%	(5.0)%	(6.3)%	(5.8)%
Net losses and loss expenses ratio	83.9%	82.9%	83.4%	56.4%	60.7%	58.5%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTER

	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q1 2018

Gross paid losses and loss expenses	$509,378	$575,688	$546,316	$537,634	$560,181	$488,490
Reinsurance recoverable on paid losses and loss expenses	(204,348)	(254,044)	(232,791)	(175,788)	(218,163)	(143,637)

Net paid losses and loss expenses	305,030	321,644	313,525	361,846	342,018	344,853

Change in:
Gross case reserves	18,286	(31,996)	35,106	(8,250)	116,753	28,239
Gross IBNR	380,280	27,839	42,137	(57,015)	(86,204)	32,923
Reinsurance recoverable on unpaid losses and loss expenses	(231,784)	(253)	(51,802)	12,122	(58,791)	(84,477)

Total net incurred losses and loss expenses	$471,812	$317,234	$338,966	$308,703	$313,776	$321,538

Gross reserve for losses and loss expenses	$6,814,171	$6,496,568	$6,437,281	$6,395,448	$6,465,347	$6,295,947

Net favorable prior year reserve development	$3,832	$10,455	$14,609	$21,326	$6,913	$22,775

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	64.7%	101.4%	92.5%	117.2%	109.0%	107.3%

Net paid losses and loss expenses / Net premiums earned	54.3%	57.5%	58.4%	67.4%	61.4%	59.5%
Change in net losses and loss expenses / Net premiums earned	29.6%	(0.8%)	4.8%	(9.9)%	(5.0)%	(4.1)%
Net losses and loss expenses ratio	83.9%	56.7%	63.2%	57.5%	56.4%	55.4%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTER

	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q1 2018

Gross paid losses and loss expenses	$468,015	$660,948	$442,924	$428,428	$520,508	$447,156
Reinsurance recoverable on paid losses and loss expenses	(101,950)	(132,719)	(72,222)	(82,907)	(133,368)	(67,802)

Net paid losses and loss expenses	366,065	528,229	370,702	345,521	387,140	379,354

Change in:
Gross case reserves	80,024	3,236	27,062	25,790	34,485	139,405
Gross IBNR	39,492	89,173	224,223	20,656	(88,443)	(132,388)
Reinsurance recoverable on unpaid losses and loss expenses	(49,320)	(80,478)	(110,040)	(28,207)	17,070	(46,564)

Total net incurred losses and loss expenses	$436,261	$540,160	$511,947	$363,760	$350,252	$339,807

Gross reserve for losses and loss expenses	$6,268,102	$6,255,513	$6,061,226	$5,859,263	$5,810,424	$5,738,696

Net favorable prior year reserve development	$2,281	$3,426	$12,118	$2,295	$7,759	$31,532

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	83.9%	97.8%	72.4%	95.0%	110.5%	111.6%

Net paid losses and loss expenses / Net premiums earned	69.5%	86.2%	59.7%	58.9%	67.0%	64.6%
Change in net losses and loss expenses / Net premiums earned	13.4%	2.0%	22.8%	3.1%	(6.3)%	(6.7)%
Net losses and loss expenses ratio	82.9%	88.2%	82.5%	62.0%	60.7%	57.9%

AXIS CAPITAL HOLDINGS LIMITED
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AT APRIL 1, 2020

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	% of Common Shareholders' Equity	100 Year Return Period	% of Common Shareholders' Equity	250 Year Return Period	% of Common Shareholders' Equity
Single zone, single event
Southeast	U.S. Hurricane	$254	5.9%	$311	7.3%	$456	10.6%
Northeast	U.S. Hurricane	52	1.2%	139	3.2%	227	5.3%
Mid-Atlantic	U.S. Hurricane	110	2.6%	203	4.7%	354	8.3%
Gulf of Mexico	U.S. Hurricane	216	5.0%	256	6.0%	296	6.9%
California	Earthquake	191	4.5%	251	5.9%	310	7.2%
Europe	Windstorm	200	4.7%	252	5.9%	307	7.2%
Japan	Earthquake	128	3.0%	233	5.4%	408	9.5%
Japan	Windstorm	112	2.6%	195	4.5%	237	5.5%
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at April 1, 2020. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.3 billion. According to our modeling, there is a one percent chance that on an annual basis, losses incurred from a Southeast hurricane event could be in excess of $0.3 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.3 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS CAPITAL HOLDINGS LIMITED
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, U.S. GAAP

	Three months ended March 31,
	2020	2019
`
Net income (loss) available (attributable) to common shareholders	$(185,390)	$98,125

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average common shares outstanding	84,094	83,725
Dilutive share equivalents:
Share-based compensation plans [a]	—	547
Weighted average diluted common shares outstanding	84,094	84,272

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	($2.20)	$1.17
Earnings (loss) per diluted common share	($2.20)	$1.16

[a] Due to the net loss recognized for the three months ended March 31, 2020, the share equivalents were anti-dilutive.

AXIS CAPITAL HOLDINGS LIMITED
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARES ROLL FORWARD - QUARTER

	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q1 2018

Net income (loss) available (attributable) to common shareholders	$(185,390)	$(9,897)	$27,745	$166,387	$98,125	$62,546

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	83,959	83,947	83,947	83,934	83,586	83,161
Shares issued and treasury share reissued	489	23	1	20	505	506
Shares repurchased for treasury	(150)	(11)	(1)	(7)	(157)	(149)
Common shares - at end of period	84,298	83,959	83,947	83,947	83,934	83,518

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average common shares outstanding	84,094	83,957	83,947	83,941	83,725	83,322
Dilutive share equivalents:
Share-based compensation plans [a]	—	—	635	460	547	399
Weighted average diluted common shares outstanding	84,094	83,957	84,582	84,401	84,272	83,721

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	($2.20)	($0.12)	$0.33	$1.98	$1.17	$0.75
Earnings (loss) per diluted common share	($2.20)	($0.12)	$0.33	$1.97	$1.16	$0.75

[a] Due to the net loss recognized for the three months ended March 31, 2020, and December 31, 2019, the share equivalents were anti-dilutive.

AXIS CAPITAL HOLDINGS LIMITED
BOOK VALUE PER DILUTED COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At March 31, 2020

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$38.65

Book value per common share	$4,289,578	84,298	$50.89

Dilutive securities: [b]
Restricted stock units		1,872	(1.11)
Book value per diluted common share	$4,289,578	86,170	$49.78

	At December 31, 2019

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$59.44

Book value per common share	$4,769,008	83,959	$56.80

Dilutive securities: [b]
Restricted stock units		1,530	(1.01)
Book value per diluted common share	$4,769,008	85,489	$55.79

[a]    Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding.
[b]    Excludes cash-settled restricted stock units.

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY

	Three months ended March 31,
	2020	2019
Net income (loss) available (attributable) to common shareholders	$(185,390)	$98,125
Net investment (gains) losses [a]	62,877	(12,767)
Foreign exchange losses (gains) [b]	(61,683)	7,056
Reorganization expenses [c]	(982)	14,820
Interest in (income) loss of equity method investments [d]	23,577	(2,219)
Income tax benefit	(2,811)	(405)
Operating income (loss)	$(164,412)	$104,610

Earnings (loss) per diluted common share	$(2.20)	$1.16
Net investment (gains) losses	0.75	(0.15)
Foreign exchange losses (gains)	(0.73)	0.08
Reorganization expenses	(0.01)	0.18
Interest in (income) loss of equity method investments	0.28	(0.03)
Income tax benefit	(0.03)	—
Operating income (loss) per diluted common share	$(1.94)	$1.24

Weighted average diluted common shares outstanding	84,094	84,272

Average common shareholders' equity	$4,529,293	$4,390,114

Annualized return on average common equity	nm	8.9%

Annualized operating return on average common equity	nm	9.5%

[a] Tax cost (benefit) of ($5,677) and $2,835 for the three months ended March 31, 2020 and 2019, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
[b]   Tax cost (benefit) of $2,527 and ($582) for the three months ended March 31, 2020 and 2019, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
[c] Tax cost (benefit) of $339 and ($2,658) for the three months ended March 31, 2020 and 2019, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
[d]  Tax cost (benefit) of $nil for the three months ended March 31, 2020 and 2019 respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
EX-PGAAP OPERATING INCOME AND EX-PGAAP OPERATING RETURN ON AVERAGE COMMON EQUITY

	Three months ended March 31,
	2020	2019
Net income (loss) available (attributable) to common shareholders	$(185,390)	$98,125
Net investment (gains) losses [a]	62,877	(12,767)
Foreign exchange losses (gains) [a]	(61,683)	7,056
Reorganization expenses [a]	(982)	14,820
Interest in (income) loss of equity method investments [a]	23,577	(2,219)
Income tax benefit	(2,811)	(405)
Operating income (loss)	$(164,412)	$104,610
Amortization of VOBA and intangible assets [b]	4,697	16,002
Amortization of acquisition cost [c]	(478)	(6,267)
Income tax benefit	(801)	(1,849)
Ex-PGAAP operating income (loss) [d]	$(160,994)	$112,496

Earnings (loss) per diluted common share	$(2.20)	$1.16
Net investment (gains) losses	0.75	(0.15)
Foreign exchange losses (gains)	(0.73)	0.08
Reorganization expenses	(0.01)	0.18
Interest in (income) loss of equity method investments	0.28	(0.03)
Income tax benefit	(0.03)	—
Operating income (loss) per diluted common share	$(1.94)	$1.24
Amortization of VOBA and intangible assets	0.06	0.19
Amortization of acquisition cost	(0.01)	(0.07)
Income tax benefit	(0.01)	(0.02)
Ex-PGAAP operating income (loss) per diluted common share [d]	$(1.90)	$1.33

Weighted average diluted common shares outstanding	84,094	84,272

Average common shareholders' equity	4,529,293	4,390,114

Annualized return on average common equity	nm	8.9%

Annualized operating return on average common equity	nm	9.5%

Annualized ex-PGAAP operating return on average common equity	nm	10.2%

[a]   Tax cost (benefit) shown on previous page.
[b]   Tax (benefit) of $(892) and $(3,040) for the three months ended March 31, 2020 and 2019, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
[c]   Tax cost of $91 and $1,191 for the three months ended March 31, 2020 and 2019, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
[d] Ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share and annualized ROACE, respectively, are provided in the table above, and a discussion of the rationale for the presentation of these items is provided later in this document. Ex-PGAAP operating loss per diluted common share for the three months ended March 31, 2020, was calculated using weighted average common shares outstanding due to the ex-PGAAP operating loss recognized in the period.

AXIS CAPITAL HOLDINGS LIMITED
VALUE OF BUSINESS ACQUIRED

Acquisition of Novae Group plc ("Novae")

On October 2, 2017 (the "closing date" or the "acquisition date"), AXIS Specialty UK Holdings Limited, a wholly owned subsidiary of the Company, acquired all of the issued and to be issued share capital of Novae for an aggregate purchase price of $617 million. The results of Novae are included in the results of the Company's insurance and reinsurance segments from that date. The acquisition of Novae was undertaken to accelerate the growth strategy of the Company's international insurance business, and to significantly scale up its capabilities to enable the Company to even better serve its clients and brokers.

At the acquisition date, the Company identified Value of Business Acquired ("VOBA") which represents the present value of the expected underwriting profit within policies that were in-force at the closing date of the transaction, of $257 million, pre-tax.

Amortization of Value of Business Acquired ("VOBA")

VOBA is amortized over its economic useful life and the expense is included in amortization of value of business acquired in the consolidated statement of operations. The amortization of VOBA affects the Company’s operating income, a non-GAAP financial measure but this expense is not included in the results of the Company's insurance and reinsurance segments.

The estimated amortization expense for VOBA with a finite life is as follows:

VOBA Amortization expense
Q4 2017	$50,104
2018	171,124
2019	26,722
2020	5,139
2021	3,853
2022	—
2023 and thereafter	—
VOBA	256,942
Associated tax impact	(48,992)
VOBA, net of tax [a]	$207,950

[a]    VOBA, net of tax is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to VOBA, the most comparable GAAP financial measure, is provided in the table above and a discussion of the rationale for the presentation of this item is provided later in this document.

The purchase price was allocated to the assets acquired and liabilities assumed based on estimated fair values at the closing date. This resulted in the write-off of the deferred acquisition cost asset on Novae's balance at the acquisition date as the value of policies in-force on that date are considered within VOBA. Consequently, the expense associated with VOBA is estimated to include all acquisition costs previously paid as well as future profits associated with the policies in-force at acquisition.

AXIS CAPITAL HOLDINGS LIMITED
TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE

TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE - TREASURY STOCK METHOD [a]
	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2020	2019	2019	2019	2019	2018
Common shareholders' equity	$4,289,578	$4,769,008	$4,810,870	$4,791,477	$4,525,156	$4,489,395
Less: goodwill	(102,003)	(102,003)	(102,003)	(102,003)	(102,003)	(102,004)
Less: intangible assets	(227,821)	(230,550)	(233,305)	(236,009)	(238,763)	(253,808)
Associated tax impact	42,857	43,199	42,881	43,205	43,522	45,524
Tangible common shareholders' equity	$4,002,611	$4,479,654	$4,518,443	$4,496,670	$4,227,912	$4,179,107

Diluted common shares outstanding, net of treasury shares	86,170	85,489	85,516	85,579	85,632	85,392

Book value per diluted common share	$49.78	$55.79	$56.26	$55.99	$52.84	$52.57

Tangible book value per diluted common share	$46.45	$52.40	$52.84	$52.54	$49.37	$48.94

[a]     Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding. Cash-settled restricted stock units are excluded.

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this document, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), tangible book value per diluted common share, ex-PGAAP operating income (loss) (in total and on a per share basis) and annualized ex-PGAAP operating ROACE which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Statements of Operations - Quarter' section of this document.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including VOBA arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented in the 'Consolidated Statements of Operations - Quarter' section of this document.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. In addition, we recognize unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities in net investment gains (losses). We also recognize unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss). These unrealized foreign exchange losses (gains) generally offset a large portion of the foreign exchange losses (gains) reported in net income (loss), thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a fair representation of the performance of our business.

Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

Tangible Book Value per Diluted Common Share
Tangible book value represents common shareholders' equity exclusive of goodwill and intangible assets, net of tax. We also present tangible book value per diluted common share calculated under the treasury stock method. A reconciliation of tangible book value per diluted common share to book value per diluted common share, the most comparable GAAP financial measure, is included in the 'Tangible Book Value per Diluted Common Share' section of this document.

Tangible book value per diluted common share excludes the impacts of certain purchase accounting adjustments. We believe that this measure, in combination with book value per diluted common share, is useful in assessing value generated for our common shareholders.

Ex-PGAAP Operating Income (Loss)
Ex-PGAAP operating income (loss) represents operating income (loss) exclusive of after-tax amortization of VOBA and intangible assets, and after-tax amortization of acquisition costs, both associated with Novae's balance sheet at October 2, 2017 (the "closing date" or "acquisition date"). The reconciliation of ex-PGAAP operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

We also present ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE, which are derived from the ex-PGAAP operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized ROACE, respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

We believe the presentation of ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE enables investors and other users of our financial information to analyze the performance of our business.

Ex-PGAAP underwriting income (loss)
Ex-PGAAP underwriting income (loss) represents underwriting income (loss) inclusive of acquisition costs associated with Novae's balance sheet at acquisition date. The reconciliation to the most comparable GAAP financial measure, income (loss) before income taxes and interest in income (loss) of equity method investments is presented in the 'Consolidated Statements of Operations - Quarter' section of this document.

We believe the presentation of ex-PGAAP underwriting income (loss) enables investors and other users of our financial information to analyze the performance of our business.